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                                                                  Exhibit 23.02





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement-Prospectus that is made a part of the Registration Statement (Form S-4) of CK Witco Corporation for the registration of 54,527,800 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 1999, with respect to the consolidated financial statements and schedule of Witco Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
Stamford, Connecticut
July 26, 1999